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                                                                     EXHIBIT 5.1

                               October 8, 1997



Signature Brands USA, Inc.
7005 Cochran Road
Glenwillow, Ohio  44139-4312

                  We are familiar with the proceedings taken and proposed to be taken by Signature Brands USA, Inc., a Delaware corporation (the "Company"), with respect to 270,000 shares of Common Stock, $.01 par value (the "Shares"), of the Company, to be offered and sold from time to time pursuant to the Company's 1997 Stock Option and Incentive Plan (the "Plan"). As counsel for the Company, we have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission to effect the registration of the Shares under the Securities Act of 1933, as amended.

                  In this connection, we have examined such documents, records and matters of law as we have deemed necessary or advisable to render the opinion contained herein. Based upon our examination and inquiries, we are of the opinion that the Shares, when issued and sold pursuant to the terms and conditions of the Plan, will be duly authorized, validly issued, fully paid and nonassessable.

                  This opinion is intended solely for your use in the above-described transaction and may not be reproduced, filed publicly, or relied upon by any other person for any purpose without the express written consent of the undersigned.

                  The opinion expressed in this letter is limited to matters of the Delaware General Corporation Law, and we express no view as to the effect of any other law on the opinion set forth herein.

                  We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                             Very truly yours,

                                             /S/ Calfee, Halter & Griswold LLP
                                             ---------------------------------
                                             CALFEE, HALTER & GRISWOLD LLP